Exhibit 11

                                POWER OF ATTORNEY

           The undersigned, Michael L. Ashner (hereinafter referred to as "Ashner") does hereby make, constitute and appoint the person listed below as Ashner's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act in the name and on behalf of Ashner for and with respect to the matters hereinafter described.

                     Name of Attorney:              Peter Braverman

           Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G, Schedule 14A or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, any notice letter to Burnham Pacific Properties, Inc. ("BPP") setting forth a slate of directors, or consent to serve as a director of BPP or any group agreement with respect to the foregoing on behalf of Ashner with regard to any securities owned by Ashner or any of Ashner's affiliates.

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgements, consents and other agreements and to take such further action as may be necessary or convenient for Ashner in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon Ashner without attestation. The Power of Attorney conferred hereby shall not be delegable by Attorney.

           Unless revoked by Ashner, this Power of Attorney shall be governed under the laws of the State of New York and the authority of Attorney hereunder shall terminate on September 1, 2003.

           IN WITNESS WHEREOF, Ashner has caused this Power of Attorney to be executed and attested as of the 11th day of August, 2000.



                                                     /s/ Michael L. Ashner
                                                     -------------------------
                                                     Michael L. Ashner

Attest:

/s/ John Alba
--------------------------------
Name: John Alba